UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2023
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of principal executive offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.
On November 2, 2023, Stoneridge, Inc. (the “Company”) entered into the Fifth Amended and Restated Credit Agreement, by and among, the Company and certain subsidiaries of the Company (Stoneridge Electronics, Inc., Stoneridge Control Devices, Inc. and Stoneridge B.V.), as Borrowers, certain of its subsidiaries as Guarantors, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, BOFA Securities, Inc. and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers, BOFA Securities, Inc. and JPMorgan Chase Bank, N.A as Co-Syndication Agents, U.S. Bank National Association as Documentation Agent, PNC Capital Markets, LLC, BOFA Securities, Inc. and JPMorgan Chase Bank, N.A., as Joint Bookrunners, and PNC Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association, First Merchants Bank and BMO Bank, N.A., as Lenders (the “Fifth Amended and Restated Credit Agreement”).
The Fifth Amended and Restated Credit Agreement provides for a $275.0 million senior secured revolving credit facility.
The Fifth Amended and Restated Credit Agreement replaces and supersedes the Fourth Amended and Restated Credit Agreement, as previously amended (the “Fourth Amended and Restated Credit Agreement”), by and among the Company and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, PNC Bank, National Association, as Administrative Agent, and the other parties thereto.
The Fifth Amended and Restated Credit Agreement has an accordion feature which allows the Company to increase the availability by up to $150.0 million upon the satisfaction of certain conditions, including the consent of lenders providing the increase in commitments. The Fifth Amended and Restated Credit Agreement also includes a letter of credit subfacility, swing line subfacility and a $100.0 million multicurrency subfacility.
The commitments under the Fifth Amended and Restated Credit Agreement terminate on November 2, 2026.
Borrowings under the Fifth Amended and Restated Credit Agreement will bear interest at either the Base Rate or the SOFR Rate, at the Company’s option, plus an applicable margin based on the Company’s total net leverage ratio as set forth in the Fifth Amended and Restated Credit Agreement.
The borrowings under the Firth Amended and Restated Credit Agreement are guaranteed by all existing and future wholly owned domestic subsidiaries of the Company (subject to customary exceptions, including for immaterial subsidiaries) (collectively, the “Subsidiary Guarantors” and, together with the Company and the other Borrowers, the “Loan Parties”) and is secured by first priority security interests on substantially all assets of the Loan Parties, including 100% of the voting equity interests of directly owned domestic subsidiaries and 65% of the voting equity interests of directly owned foreign subsidiaries, subject to customary exceptions. The obligations of the Foreign Borrower (Stoneridge B.V.) will be secured by a first-priority pledge of all of the equity interests of Exploitatiemaatschappij Berghaaf B.V. owned by the Foreign Borrower.
The Company has the right to prepay borrowings under the Fifth Amended and Restated Credit Agreement at any time and from time to time in whole or in part without premium or penalty, upon written notice, subject to payment of breakage costs in the case of a prepayment of SOFR borrowings other than on the last day of the relevant interest period.
The Fifth Amended and Restated Credit Agreement contains customary affirmative covenants and representations.
The Fifth Amended and Restated Credit Agreement also contains customary negative covenants, which, among other things, and subject to certain exceptions, include restrictions on (i) indebtedness, (ii) liens, (iii) liquidations, mergers, consolidations and acquisitions, (iv) disposition of assets or subsidiaries, (v) affiliate transactions, (vi) continuation of or change in business, (vii) restricted payments, (viii) restrictions in agreements on dividends, intercompany loans and granting liens on the collateral, (ix) loans and investments and (x) changes in organizational documents and fiscal year.
The Fifth Amended and Restated Credit Agreement contains certain financial covenants that require the Company to maintain less than a maximum leverage ratio and more than a minimum interest coverage ratio. The Fifth Amended and Restated Credit Agreement contains customary events of default, subject to customary thresholds and exceptions, including, among other things, (i) non-payment of principal and non-payment of interest and fees, (ii) a material inaccuracy of a representation or warranty at the time made, (iii) a failure to comply with any covenant, subject to customary grace periods in the case of certain affirmative covenants, (iv) cross default of other debt, final judgments and other adverse orders in excess of $30,000,000, (v) any loan document shall cease to be a legal, valid and binding agreement, (vi) certain uninsured losses or proceedings against assets with a value in excess of $30,000,000, (vii) ERISA events, (viii) a change of control, or (ix) bankruptcy or insolvency proceedings.
The foregoing description of the Fifth Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety to the text of the Fifth Amended and Restated Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 1.02 Termination of a Material Definitive Agreement.
The information regarding the Fourth Amended and Restated Credit Agreement set forth in Item 1.01 is incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.
ITEM 7.01 Regulation FD Disclosure.
The Company’s press release announcing the Fifth Amended and Restated Credit Agreement is furnished as Exhibit 99.1 hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated November 2, 2023

99.1	Press Release, dated November 2, 2023, announcing the Fifth Amended and Restated Credit Agreement.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: November 2, 2023	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)